INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-71286, No. 33-51377, and No. 33-29801 on Forms S-3 and No. 33-39873 and No. 33-
61035 on Forms S-8 of Cascade Natural Gas Corporation, of our reports dated February 5, 1996, appearing in this Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Seattle, Washington
March 26, 1996

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